Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and Corporate Communications	Senior Vice President (212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Second Quarter and First Half 2014 Financial Results

Consulting Fees Up 13% and Net Earnings Up 11% for the Quarter

Marlton, NJ — August 6, 2014 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today its financial results for the second quarter and first half ended June 30, 2014 (see attached tables).

Total revenue for the second quarter of 2014 was a record $159.6 million, an increase of 7.5% from the second quarter of 2013.  Consulting fee revenue for the second quarter was a record $144.5 million, an increase of 12.5% from the second quarter of last year.

EBITDA (as defined below) for the second quarter was $10.6 million, down 11.3% from the second quarter of 2013.  Operating profit for the second quarter was $8.7 million, a decrease of 12.0% from the second quarter of last year.

In the second quarter of 2013, Hill received the benefit of a $2.6 million reversal of an earlier reserve that lowered SG&A for that quarter.  Absent that one-time benefit, Hill’s EBITDA and operating profit in the second quarter of 2014 would have been up 13.4% and 19.5%, respectively.

Net earnings in the second quarter were $1.5 million, or $0.04 per diluted share, up 111.1% from net earnings of $0.7 million, or $0.02 per diluted share, in the second quarter of 2013.

The company’s total backlog at June 30, 2014 was $972 million, down slightly from $978 million at March 31, 2014.  Twelve-month backlog at June 30, 2014 was a record $404 million, up from $400 million at March 31, 2014.

“We continued to see improvement in our business during the second quarter, with higher revenues and higher profitability,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer.  “In addition, the debt refinancing and equity offering that we are putting in place will deleverage our balance sheet, significantly lower our ongoing interest expense, increase our available working capital and position Hill for even higher revenues and profits going forward,” added Richter.

First Half 2014 Results

Total revenue for the first half of 2014 was a record $309.7 million, an increase of 8.8% from the first half of 2013.  Consulting fee revenue for the first half was a record $281.8 million, an increase of 12.3% from the first half of last year.

EBITDA for the first half was $18.8 million, a 12.5% decrease from the first half of 2013.  Operating profit for the first half was $14.7 million, down 15.0% from the first half of last year.  Net earnings for the first half were $1.6 million, or $0.04 per diluted share, up 363.4% from net earnings of $0.3 million, or $0.01 per diluted share, for the first half of 2013.

2014 Guidance

Based upon performance year to date, current market conditions and the backlog described above, the company reaffirms but narrows its prior estimate of consulting fee revenue for 2014.  The company now estimates that 2014 consulting fee revenue will be between $580 million and $590 million. This guidance reflects approximately 13% to 15% growth in consulting fee revenue for the year.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Project Management Group during the second quarter of 2014 was a record $122.0 million, an increase of 3.8% from the second quarter of 2013.  Consulting fee revenue for the second quarter at the Projects Group was a record $108.5 million, an increase of 9.6% from the second quarter of last year.  Operating profit for the Projects Group for the second quarter was $13.2 million, a slight decrease of 0.9% from last year’s second quarter.

Total revenue at the Projects Group during the first half of 2014 was a record $235.2 million, an increase of 4.5% from the first half of 2013.  Consulting fee revenue for the Projects Group during the first half was a record $210.3 million, an increase of 8.4% from the first half of last year.  Operating profit for the Projects Group for the first half was $24.2 million, a decrease of 6.0% from last year’s first half.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Construction Claims Group during the second quarter of 2014 was a record $37.6 million, an increase of 21.8% from the second quarter of 2013.  Consulting fee revenue for the second quarter at the Claims Group was a record $36.0 million, an increase of 22.2% from last year’s second quarter.  Operating profit for the Claims Group for the second quarter was $3.1 million, a decrease of 9.8% from the prior year’s quarter.

Total revenue at the Claims Group during the first half of 2014 was a record $74.4 million, an increase of 25.4% from the first half of 2013.  Consulting fee revenue at the Claims Group for the first half was a record $71.5 million, an increase of 25.3% from the first half of last year.  Operating profit for the Claims Group for the first half of 2014 was $5.7 million, a decrease of 2.6% over the first half of 2013.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on August 7, 2014, at 11:00 am Eastern Time to discuss the financial results for the second quarter and first half ended June 30, 2014.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the

“Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 4,400 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, energy environmental and industrial markets.  Engineering News-Record magazine recently ranked Hill as the ninth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Consulting fee revenue	$144,515	$128,427	$281,764	$250,983
Reimbursable expenses	15,124	20,037	27,888	33,554
Total revenue	159,639	148,464	309,652	284,537

Cost of services	83,246	75,357	161,836	148,055
Reimbursable expenses	15,124	20,037	27,888	33,554
Total direct expenses	98,370	95,394	189,724	181,609

Gross profit	61,269	53,070	119,928	102,928

Selling, general and administrative expenses	52,614	43,230	105,273	85,689

Operating profit	8,655	9,840	14,655	17,239

Interest expense and related financing fees, net	5,646	6,281	10,722	11,768

Earnings before income taxes	3,009	3,559	3,933	5,471
Income tax expense	993	2,288	1,624	4,162

Net earnings	2,016	1,271	2,309	1,309

Less: net earnings - noncontrolling interests	498	552	738	970

Net earnings attributable to Hill International, Inc.	$1,518	$719	$1,571	$339

Basic earnings per common share - Hill International, Inc.	$0.04	$0.02	$0.04	$0.01
Basic weighted average common shares outstanding	40,568	38,826	40,184	38,745

Diluted earnings per common share - Hill International, Inc.	$0.04	$0.02	$0.04	$0.01
Diluted weighted average common shares outstanding	42,591	38,943	41,570	38,950

Selected Segment Data

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Project Management

Consulting fee revenue	$108,521	$98,979	$210,309	$193,977

Total revenue	$122,044	$117,588	$235,213	$225,167

Gross profit	$41,223	$36,390	$80,259	$71,115

Gross profit as a percent of consulting fee revenue	38.0%	36.8%	38.2%	36.7%

Selling, general and administrative expenses	$28,005	$23,056	$56,098	$45,425

SG&A expenses as a percentage of consulting fee revenue	25.8%	23.3%	26.7%	23.4%

Operating profit	$13,218	$13,334	$24,161	$25,690

Operating profit as a percent of consulting fee revenue	12.2%	13.5%	11.5%	13.2%

Construction Claims

Consulting fee revenue	$35,994	$29,448	$71,455	$57,006

Total revenue	$37,595	$30,876	$74,439	$59,370

Gross profit	$20,046	$16,680	$39,669	$31,813

Gross profit as a percent of consulting fee revenue	55.7%	56.6%	55.5%	55.8%

Selling, general and administrative expenses	$16,992	13,296	$33,997	$25,990

SG&A expenses as a percentage of consulting fee revenue	47.2%	45.2%	47.6%	45.6%

Operating profit	$3,054	$3,384	$5,672	$5,823

Operating profit as a percent of consulting fee revenue	8.5%	11.5%	7.9%	10.2%

Selected Other Financial Data

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Consulting fee revenue	$144,515	$128,427	$281,764	$250,983

Total revenue	$159,639	$148,464	$309,652	$284,537

Gross profit	$61,269	$53,070	$119,928	$102,928

Gross profit as a percentage of consulting fee revenue	42.4%	41.3%	42.6%	41.0%

Selling, general and administrative expenses (excluding corporate expenses)	$44,997	$36,352	$90,095	$71,415

Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	31.1%	28.3%	32.0%	28.5%

Corporate expenses	$7,617	$6,878	$15,178	$14,274

Corporate expenses as a percentage of consulting fee revenue	5.3%	5.4%	5.4%	5.7%

Operating profit	$8,655	$9,840	$14,655	$17,239

Operating profit as a percent of consulting fee revenue	6.0%	7.7%	5.2%	6.9%

Effective income tax rate	33.0%	64.3%	41.3%	76.1%

Selected Balance Sheet Data

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$26,847	$30,381
Accounts receivable, net	$248,556	$232,011
Current assets	$305,197	$297,893
Total assets	$462,925	$449,102
Current liabilities	$190,397	$151,515
Total debt	$140,885	$133,261
Stockholders’ equity:
Hill International, Inc. share of equity	$138,069	$131,144
Noncontrolling interest	$10,163	$11,887
Total equity	$148,232	$143,031

EBITDA Reconciliation

(Unaudited)

Management believes earnings before interest, taxes, depreciation and amortization, or EBITDA, in addition to operating profit, net earnings and other measures under United States generally accepted accounting principles, or GAAP, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures.  EBITDA is not a measure of financial performance under GAAP.  Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net earnings	$1,518	$719	$1,571	$339
Interest expense, net	5,646	6,281	10,722	11,768
Income tax expense	993	2,288	1,624	4,162
Depreciation and amortization	2,437	2,657	4,864	5,196
EBITDA	$10,594	$11,945	$18,781	$21,465